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                                                                      Exhibit 9

                                                       April 13, 2006

Pruco Life Insurance Company
213 Washington Street
Newark, New Jersey 07102-2992

Gentlemen:

In my capacity as Chief Legal Officer and Secretary of Pruco Life Insurance Company ("Pruco Life"), I have reviewed the establishment of the Pruco Life Flexible Premium Variable Annuity Account (the "Account") on June 16, 1995, by the Board of Directors of Pruco Life as a separate account for assets applicable to certain individual variable annuity contracts, pursuant to the provisions of Section 20-651 of the Arizona Insurance Code. I was responsible for oversight of the preparation and review of the Registration Statement on Form N-4, as amended, filed by Pruco Life with the Securities and Exchange Commission (Registration No. 333-130989) under the Securities Act of 1933 for the registration of certain individual variable annuity contracts issued with respect to the Account.

I am of the following opinion:

(1)Pruco Life was duly organized under the laws of Arizona and is a validly existing corporation.

(2)The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of Arizona law.

(3)The portion of the assets held in the Account equal to the reserve and other liabilities for variable benefits under the individual variable annuity contracts is not chargeable with liabilities arising out of any other business Pruco Life may conduct.

(4)The individual variable annuity contracts are legal and binding obligations of Pruco Life, in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Clifford E. Kirsch, Esq.
                                                  -----------------------------
                                                  Clifford E. Kirsch, Esq.